Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS SECOND QUARTER RESULTS

Melville, New York, Tuesday, October 3, 2017…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $29,836,000 for the 2018 fiscal year’s second quarter ended August 27, 2017 compared to net sales of $29,058,000 for last fiscal year’s second quarter ended August 28, 2016 and net sales of $27,417,000 for the 2018 fiscal year’s first quarter ended May 28, 2017. Park’s net sales for the six months ended August 27, 2017 were $57,253,000 compared to net sales of $60,548,000 for the six months ended August 28, 2016. Net earnings for the current year’s second quarter were $520,000 compared to $1,981,000 for last year’s second quarter and $1,394,000 for the current year’s first quarter. Net earnings were $1,914,000 for the current year’s six-month period compared to $4,931,000 for last year’s six-month period.

Park reported net earnings before special items of $2,343,000 for the current fiscal year’s second quarter compared to net earnings before special items of $1,995,000 for last year’s second quarter and net earnings before special items of $2,484,000 for the current year’s first quarter. Pre-tax earnings before special items were $2,882,000 for the current fiscal year’s second quarter compared to pre-tax earnings before special items of $2,159,000 for last year’s second quarter and pre-tax earnings before special items of $2,209,000 for the current year’s first quarter. In the current fiscal year’s second quarter, the Company recorded pre-tax restructuring charges of $2,902,000 related to the consolidation of its Nelco Products, Inc. electronics Business Unit located in Fullerton, California, and its Neltec Inc. electronics Business Unit located in Tempe, Arizona and the closure, in fiscal year 2009, of its New England Laminates Co., Inc. facility located in Newburgh, New York. In the 2017 fiscal year’s second quarter, the Company recorded pre-tax restructuring charges of $23,000 in connection with the Newburgh facility closure. In the current fiscal year’s first quarter, the Company recorded pre-tax restructuring charges of $1,361,000 in connection with the consolidation of its Nelco Products, Inc. and its Neltec Inc. electronics Business Units and the closure of the Newburgh facility and recorded a one-time pre-tax litigation expense of $375,000 included in selling, general and administrative expenses. Also in the current year’s first quarter, the Company recorded a $688,000 tax benefit for the reversal of a tax reserve for certain foreign tax deductions taken in prior years.

For the six-month period ended August 27, 2017, Park reported net earnings before special items of $4,827,000 compared to net earnings before special items of $4,988,000 for last fiscal year’s first six-month period. Pre-tax earnings before special items were $5,091,000 for the six-month period ended August 27, 2017 compared to pre-tax earnings before special items of $5,654,000 for last fiscal year’s first six-month period. The current year’s six-month period included pre-tax charges of $4,638,000 related to the consolidation, facility closure and one-time litigation expense mentioned above. Last year’s six-month period included pre-tax charges of $93,000 related to the Newburgh facility closure mentioned above.

Park reported basic and diluted earnings per share of $0.03 for the 2018 fiscal year’s second quarter compared to $0.10 for 2017 fiscal year’s second quarter and $0.07 for the 2018 fiscal year’s first quarter. Basic and diluted earnings per share before special items were $0.12 for the 2018 fiscal year’s second quarter compared to $0.10 for 2017 fiscal year’s second quarter and $0.12 for the 2018 fiscal year’s first quarter.

Park reported basic and diluted earnings per share of $0.09 for the 2018 fiscal year’s first six months compared to $0.24 for 2017 fiscal year’s six-month period and basic and diluted earnings per share before special items of $0.24 for the 2018 fiscal year’s first six months compared to $0.25 for 2017 fiscal year’s six-month period.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 90196012.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Monday, October 9, 2017. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 90196012 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring charges and one-time litigation expense. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures advanced composite materials, primary and secondary structures and assemblies and low-volume tooling for the aerospace markets and high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure, enterprise and military/aerospace markets. The Company’s manufacturing facilities are located in Kansas, Singapore, France, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	26 Weeks Ended			26 Weeks Ended
	August 27, 2017	August 28, 2016	May 28, 2017	August 27, 2017	August 28, 2016
Sales	$29,836	$29,058	$27,417	$57,253	$60,548

Net Earnings before Special Items[1]	$2,343	$1,995	$2,484	$4,827	$4,988
Special Items, net of Tax:
Restructuring Charges	(1,823)	(14)	(855)	(2,678)	(57)
One-time Litigation Expense	-	-	(235)	(235)	-
Net Earnings	$520	$1,981	$1,394	$1,914	$4,931

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.12	$0.10	$0.12	$0.24	$0.25
Special Items:
Restructuring Charges	(0.09)	-	(0.04)	(0.14)	(0.01)
One-time Litigation Expense	-	-	(0.01)	(0.01)	-
Basic Earnings (Loss) per Share	$0.03	$0.10	$0.07	$0.09	$0.24

Diluted Earnings before Special Items[1]	$0.12	$0.10	$0.12	$0.24	$0.25
Special Items:
Restructuring Charges	(0.09)	-	(0.04)	(0.14)	(0.01)
One-time Litigation Expense	-	-	(0.01)	(0.01)	-
Diluted Earnings (Loss) per Share	$0.03	$0.10	$0.07	$0.09	$0.24

Weighted Average Shares Outstanding:
Basic	20,236	20,235	20,235	20,236	20,235
Diluted	20,250	20,235	20,244	20,247	20,235

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	August 28, 2017	February 26, 2017
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$233,064	$238,590
Accounts Receivable, Net	21,182	17,238
Inventories	11,919	11,105
Prepaid Expenses and Other Current Assets	2,582	2,197
Total Current Assets	268,747	269,130

Fixed Assets, Net	17,616	18,638
Restricted Cash	10,000	10,000
Other Assets	11,781	10,810
Total Assets	$308,144	$308,578

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$3,250	$3,500
Accounts Payable	5,444	4,183
Accrued Liabilities	7,062	3,417
Income Taxes Payable	1,891	3,023
Total Current Liabilities	17,647	14,123

Long-Term Debt	67,000	68,500
Deferred Income Taxes	42,089	42,088
Other Liabilities	301	1,041
Total Liabilities	127,037	125,752

Shareholders’ Equity	181,107	182,826

Total Liabilities and Shareholders' Equity	$308,144	$308,578

Additional information
Equity per Share	$8.95	$9.04
Total Cash, Restricted Cash and Marketable Securities	$243,064	$248,590

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			26 Weeks Ended

	August 27, 2017	August 28, 2016	May 28, 2017	August 27, 2017	August 28, 2016

Net Sales	$29,836	$29,058	$27,417	$57,253	$60,548

Cost of Sales	22,659	21,824	21,095	43,754	44,527

Gross Profit	7,177	7,234	6,322	13,499	16,021
% of net sales	24.1%	24.9%	23.1%	23.6%	26.5%

Selling, General & Administrative Expenses	4,443	5,110	4,727	9,170	10,447
% of net sales	14.9%	17.6%	17.2%	16.0%	17.3%

Restructuring Charges	2,902	23	1,361	4,263	93

(Loss)/Earnings from Operations	(168)	2,101	234	66	5,481

Interest:
Interest Income	751	369	749	1,500	747

Interest Expense	603	334	510	1,113	667

Net Interest Income	148	35	239	387	80

(Loss)/Earnings before Income Taxes	(20)	2,136	473	453	5,561

Income Tax (Benefit)/Provision	(540)	155	(921)	(1,461)	630

Net Earnings	$520	$1,981	$1,394	$1,914	$4,931

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended August 27, 2017			13 Weeks Ended August 28, 2016			13 Weeks Ended May 28, 2017
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	$4,443	$-	$4,443	$5,110	$-	$5,110	$4,727	$(375)	$4,352
% of net sales	14.9%		14.9%	17.6%		17.6%	17.2%		15.9%

Restructuring Charges	2,902	(2,902)	-	23	(23)	-	1,361	(1,361)	-
% of net sales	9.7%		0.0%	0.1%		0.0%	5.0%		0.0%

(Loss)/Earnings from Operations	(168)	2,902	2,734	2,101	23	2,124	234	1,736	1,970
% of net sales	-0.6%		9.2%	7.2%		7.3%	0.9%		7.2%

(Loss)/Earnings before Income Taxes	(20)	2,902	2,882	2,136	23	2,159	473	1,736	2,209
% of net sales	-0.1%		9.7%	7.4%		7.4%	1.7%		8.1%

Income Tax (Benefit)/Provision	(540)	1,079	539	155	9	164	(921)	646	(275)
Effective Tax Rate	2700.0%		18.7%	7.3%		7.6%	-194.7%		-12.4%

Net Earnings	520	1,823	2,343	1,981	14	1,995	1,394	1,090	2,484
% of net sales	1.7%		7.9%	6.8%		6.9%	5.1%		9.1%

	26 Weeks Ended August 27, 2017			26 Weeks Ended August 28, 2016
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	$9,170	$(375)	$8,795	$10,447	$-	$10,447
% of net sales	16.0%		15.4%	17.3%		17.3%

Restructuring Charge	4,263	(4,263)	-	93	(93)	-
% of net sales	7.4%		0.0%	0.2%		0.0%

Earnings from Operations	66	4,638	4,704	5,481	93	5,574
% of net sales	0.1%		8.2%	9.1%		9.2%

Earnings before Income Taxes	453	4,638	5,091	5,561	93	5,654
% of net sales	0.8%		8.9%	9.2%		9.3%

Income Tax (Benefit)/Provision	(1,461)	1,725	264	630	36	666
Effective Tax Rate	-322.5%		5.2%	11.3%		11.8%

Net Earnings	1,914	2,913	4,827	4,931	57	4,988
% of net sales	3.3%		8.4%	8.1%		8.2%